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                                                                     EXHIBIT 5.2

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
BEGHIN NOTHAR FEIDER                                                              ADRESSE  58, rue Charles Martel
LOEFF CLAEYS VERBEKE                                                                       L-2134 LUXEMBOURG
AVOCATS ASSOCIES
                                                                          ADRESSE POSTALE  Boite Postale 5017
                                                                                           L-1050 LUXEMBOURG
                                                                                TELEPHONE  +352 44 44 55-1
                                                                                      FAX  +352 44 44 55-222
                                                                                   E-MAIL  loeff.lux@loeff.lo
                                                                            AVOCATS AN LA  Paul Beghin
                                                                                     COUR  Roger Nothar
                                                                                           Marc Feider
                                                                                           Andre Marc
                                                                                           Henri Wagner
                                                                                           Jean Schaffner
                                                                                           Pierre Schleimer
                                                                                           Katira Manhaeve
                                                                                           Eric Fousseaux
                                                                                           Sandrine Conin
 Tyco International Group S.A.                                                             Anne Roth
 6, Avenue Emile Reuter                                                                    Claude Werer
 L-2420 Luxembourg                                                                         Jean-Pierre Klein
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                                                   Luxembourg, February 23, 1999

Dear Sirs,

                         TYCO INTERNATIONAL GROUP S.A.
(INCORPORATED AS A SOCIETE ANONYME WITH LIMITED LIABILITY UNDER THE LAWS OF THE
                           GRAND-DUCHY OF LUXEMBOURG)
              OFFER TO EXCHANGE $400,000,000 5.875% NOTES DUE 2004
                                      AND
              OFFER TO EXCHANGE $400,000,000 6.125% NOTES DUE 2008

    We have acted as legal advisers in the Grand-Duchy of Luxembourg ("Luxembourg") to Tyco International Group S.A. (the "Issuer"), a limited liability company (SOCIETE ANONYME) now organized under the laws of Luxembourg but formerly a company named "Velum Limited" organized under the laws of Gibraltar which transferred its registered and principal office to Luxembourg on March 30, 1998. We are giving this opinion in connection with the filing by Tyco International Ltd., a Bermuda company ("Tyco") and the Issuer, with the United States Securities and Exchange Commission, of Amendment No. 1 to Form S-4 Registration Statement (Registration Nos. 333-71493 and 333-71493-01) (the "Registration Statement") with respect to the Issuer's offer to exchange up to $400,000,000 5.875% Notes due 2004 for any and all outstanding 5.875% Notes due 2004 and up to $400,000,000 6.125% Notes due 2008 for any and all outstanding 6.125% Notes due 2008 (the new notes of each series being the "Debt Securities").

    We have examined copies of the following documents:

       (a) the Registration Statement;

       (b) the minutes of the extraordinary general meeting of shareholders of the Issuer held in notarial form before the notary Jean-Joseph Wagner on March 30, 1998;

       (c) the restated articles of association of the Issuer in a version, dated March 30, 1998, published in the Official Gazette (Memorial)
          C-N DEG. 474 of 29th June 1998, as amendment to the articles of association of the Issuer by way of a notarial deed dated July 6, 1998 and published in the Official Gazette (Memorial) C-N DEG. 733 of October 10, 1998, and an
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           amendment to the articles of association of the Issuer by way of a notarial deed dated October 22, 1998, not yet published, and an amendment to the articles of association of the Issuer by way of a notarial deed dated December 4, 1998, not yet published;

       (d) an excerpt from the trade and company register at the district court in Luxembourg;

       (e) the minutes of a meeting of the board of directors of the Issuer dated October 28, 1998 resolving INTER ALIA the issue of the Debt Securities, the entry into any and all contractual documents in connection therewith (the "Agreements") and the filing of the Registration Statement; and

       (f) all other relevant corporate documents of the Issuer and such further documents and matters of law as we have considered necessary or appropriate for the rendering of this opinion.

    For the purposes of this opinion, we have assumed with your consent, and we have not verified independently, the following:

       i. the genuineness of all the signatures and documents submitted to us as originals and the conformity to the originals thereof of all documents in respect of the Debt Securities submitted to us as copies or specimens;

       ii. the due authorization, execution and delivery of all documents in respect of the Debt Securities by all the parties thereto (other than the Issuer), as well as the power, authority and legal right of all the parties thereto (other than the Issuer) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than Luxembourg law;

       iii. that all authorizations and consents of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Agreements and other documents, including the Registration Statement, in respect of the issue of the Debt Securities have been or will be obtained;

       iv. the validity and enforceability of the Agreements and other documents in respect of the Debt Securities under their governing laws (other than the laws of Luxembourg);

       v. that the articles of association of the Issuer have not been amended since December 4, 1998;

       vi. that the Debt Securities will not be the subject of a public offering in Luxembourg, unless the relevant requirements of Luxembourg law concerning public offerings of securities have been fulfilled; and

       vii. that there are no provisions of the laws of any jurisdiction outside Luxembourg which would have any negative impact on the opinions we express in this legal opinion.

    Subject to the assumptions made above and the qualifications set forth below, we are of the opinion as at the date hereof that:

       1. The Issuer is a limited liability company validly organized and existing under the laws of Luxembourg and has all requisite corporate power and authority to issue the Debt Securities.

       2. All necessary action required to be taken by the Issuer pursuant to the laws of Luxembourg has been taken by or on behalf of the Issuer and all the necessary authorizations and approvals of government authorities in Luxembourg have been duly obtained for the issue by the Issuer of the Debt Securities.

       3. No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency in Luxembourg is necessary
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           or required to be made or obtained by Tyco or the Issuer in connection with the issue by the Issuer of the Debt Securities.

       4. There are no taxes, duties, or other charges payable to or chargeable by the Government of Luxembourg, or any authority or agency thereof, in respect of the issue by the Issuer of the Debt Securities.

    The above opinions are subject to the following qualifications:

       a) Although this is rarely done in practice, if any or all Agreements or the Registration Statement were produced in Luxembourg proceedings or in front of a Luxembourg official authority, the court could order the registration thereof, in which case an AD VALOREM tax would be payable at the rate of 0.24 per cent., unless production was made in an enforceability claim under the provisions of the European Convention of Jurisdiction and Enforcement of Judgments in Civil and Commercial matters signed at Brussels on 27th September, 1968, as amended.

       b) This opinion is limited to matters of Luxembourg law only and we express no opinion other than with respect to Luxembourg law under the assumptions and reservations made hereunder.

       c) This opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

    It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent that any are attributable to such factors.

    This opinion shall be construed in accordance with Luxembourg law and Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

    This opinion, may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Prospectus included in the Registration Statement or any other document examined in connection with the opinion except as expressly confirmed herein.

    We hereby consent to the inclusion of the opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

Yours faithfully,

BEGHIN NOTHAR FEIDER

LOEFF CLAEYS VERBEKE

by:  /s/ Marc Feider
------------------------------------
    Marc Feider